SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2015

TOTAL REVENUE OF $67.5 MILLION

CAMARILLO, CA November 9, 2015 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2015.

Third Quarter 2015 Highlights

•

Net broadcast revenue increased 1.9%

•

Recurring operating expenses decreased 1.0%

•

Acquired WBIX-AM (formerly WMKI-AM) in Boston, Massachusetts and KEXB-AM (formerly KMKI-AM) in Dallas, Texas

•

Acquired DividendInvestor.com, the DailyBible app and a Spanish Bible app

Certain reclassifications have been made to the prior year operating results, condensed financial statements and supplemental information contained in this press release to conform to the current year presentation.  These reclassifications include changes in the composition of the company’s operating segments based on changes in its business and a realignment of its operating segments following the acquisition of Eagle Publishing during 2014.  The change in composition of the company’s operating segments conforms to how its chief operating decision makers, defined as a collective group of senior executives, assess the performance of each operating segment and determines appropriate allocations of resources to each segment.

Third Quarter 2015 Results

For the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014:

Consolidated

•

Total revenue decreased 3.0% to $67.5 million from $69.6 million;

•

Total operating expenses decreased 3.4% to $58.7 million from $60.8 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, depreciation expense and amortization expense decreased 1.0% to $54.7 million from $55.2 million;

•

Operating income remained consistent at $8.8 million;

•

Net income decreased to $2.1 million, or $0.08 net income per diluted share, from $3.7 million, or $0.14 net income per diluted share, in the prior year;

•

EBITDA (1) decreased 5.7% to $13.3 million from $14.1 million;

•

Adjusted EBITDA (1) decreased 10.9% to $12.8 million from $14.4 million; and

•

Free cash flow (1) decreased 17.5% to $7.1 million from $8.6 million.

Broadcast

•

Net broadcast revenue increased 1.9% to $49.2 million from $48.2 million;

•

Station Operating Income (“SOI”) (1) remained consistent at $13.8 million;

•

Same station net broadcast revenue increased 1.0% to $48.7 million from $48.2 million;

•

Same station SOI remained consistent at $13.8 million; and

•

Same station SOI margin decreased to 28.4% from 28.7%.

Digital media

•

Digital media revenue decreased 1.0% to $11.4 million from $11.5 million; and

•

Digital media operating income (1) increased 5.9% to $2.6 million from $2.5 million.

Publishing

•

Publishing revenue decreased 29.9% to $6.9 million from $9.9 million; and

•

Publishing operating income (1) decreased to a loss of $0.1 million from net income of $1.6 million.

Included in the results for the quarter ended September 30, 2015 are:

•

A $0.6 million ($0.4 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation included in corporate expenses and;

o

the remainder included in broadcast, Digital media and publishing operating expenses.

Included in the results for the quarter ended September 30, 2014 are:

•

A $0.5 million ($0.3 million, net of tax, or $0.02 per share) net increase in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 25,907,651 diluted weighted average shares for the quarter ended September 30, 2015, and 26,265,957 diluted weighted average shares for the quarter ended September 30, 2014.

Year to Date 2015 Results

For the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014:

Consolidated

•

Total revenue decreased 2.0% to $196.6 million from $200.6 million;

•

Total operating expenses decreased 3.4% to $172.9 million from $178.9 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, depreciation expense and amortization expense decreased 1.8% to $159.5 million from $162.4 million;

•

Operating income increased 9.6% to $23.8 million from $21.7 million;

•

Net income increased to $5.9 million, or $0.23 net income per diluted share, from $5.4 million, or $0.21 net income per diluted share, in the prior year;

•

EBITDA (1) increased 1.8% to $37.1 million from $36.4 million;

•

Adjusted EBITDA (1) decreased 2.8% to $37.1 million from $38.2 million; and

•

Free cash flow (1) increased 1.6% to $19.8 million from $19.5 million.

Broadcast

•

Net broadcast revenue increased 0.4% to $144.8 million from $144.1 million;

•

SOI (1) decreased 0.8% to $40.3 million from $40.6 million;

•

Same station net broadcast revenue decreased 0.6% to $143.0 million from $143.9 million;

•

Same station SOI decreased 0.8% to $40.3 million from $40.6 million; and

•

Same station SOI margin remained consistent at 28.2%.

Digital media

•

Digital media revenue decreased 4.1% to $33.7 million from $35.1 million; and

•

Digital media operating income (1) decreased 10.5% to $7.2 million from $8.0 million.

Publishing

•

Publishing revenue decreased 14.7% to $18.2 million from $21.3 million; and

•

Publishing operating income (1) decreased to $0.2 million from $1.2 million.

Included in the results for the nine months ended September 30, 2015 are:

•

A $0.8 million ($0.5 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.2 million pre-tax loss ($0.1 million, net of tax) on disposals of assets primarily associated with the relocation of the office and studio in our Seattle market; and

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Digital media operating expenses; and

o

the remainder included in publishing operating expenses.

Included in the results for the nine months ended September 30, 2014 are:

•

A $0.9 million ($0.5 million, net of tax, or $0.04 per share) net increase in the estimated fair value of the contingent earn-out consideration associated with Twitchy.com and Eagle entities;

•

A $0.2 million loss ($0.1 million, net of tax) on disposals associated with the write-off of a receivable from a prior station sale and the relocation of the office and studio in our San Francisco market offset by insurance proceeds for damages associated with one of our stations; and

•

A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$0.8 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Digital media operating expenses; and

o

the remainder included in publishing operating expenses.

Per share numbers are calculated based on 25,886,087 diluted weighted average shares for the nine months ended September 30, 2015, and 26,032,798 diluted weighted average shares for the nine months ended September 30, 2014.

Balance Sheet

As of September 30, 2015, the company had $274.0 million outstanding on the Term Loan B and $6.1 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.61 versus a compliance covenant of 6.25.

Cash Distribution

On September 1, 2015, the company announced a quarterly distribution in the amount of $0.0650 per share on Class A and Class B common stock.  The quarterly distribution of $1.7 million was paid on September 30, 2015 to all common stockholders of record as of September 16, 2015.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2015:

•

On July 1, 2015, we acquired DividendInvestor.com for $1.0 million in cash.  DividendInvestor.com is a website offering stock screening tools and dividend information for individual subscribers to obtain dividend information and data;

•

On September 1, 2015, we completed the acquisition of the DailyBible mobile applications, including all content, code and functionality for $1.5 million in cash;

•

On September 3, 2015, we acquired Spanish Bible applications and related website and Facebook properties for $0.5 million in cash;

•

On September 10, 2015, we completed the acquisition of radio station WBIX-AM (formerly WMKI-AM) in Boston, Massachusetts, for $0.5 million in cash;

•

On September 15, 2015, we completed the acquisition of radio station KEXB-AM (formerly KMKI-AM) in Dallas, Texas, for $3.0 million in cash; and

•

On October 1, 2015, we completed the acquisition of radio station KKSP-FM in Little Rock, Arkansas, for $1.5 million in cash.

The following transactions are currently pending:

•

On August 28, 2015, we entered an Asset Purchase Agreement (“APA”) to acquire radio station WWMI-AM in Tampa, Florida, for $0.8 million in cash;

•

On August 28, 2015, we entered an APA to acquire radio station KDDZ-AM in Denver, Colorado, for $0.6 million in cash;

•

On August 28, 2015, we entered an APA to acquire radio station KDIZ-AM in Minneapolis, Minnesota, for $0.4 million in cash;

•

On August 28, 2015, we entered an APA to acquire radio station KDZR-AM in Portland, Oregon, for $0.3 million in cash; and

•

On August 28, 2015, we entered an APA to acquire radio station WSDZ-AM in St. Louis, Missouri, for $0.3 million in cash.

Conference Call Information

Salem will host a teleconference to discuss its results on November 9, 2015 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through November 16, 2015 and can be heard by dialing (877) 344-7529, passcode 10073186 or on the investor relations portion of the company’s website, located at www.salemmedia.com.

Fourth Quarter 2015 Outlook

For the fourth quarter of 2015, the company is projecting total revenue to increase 1% to 3% over fourth quarter 2014 total revenue of $65.9 million.  The company is also projecting operating expenses before gains or losses on the disposal of assets, impairment losses, depreciation, amortization and stock-based compensation expense to be increase between 1% and 4% compared to the fourth quarter of 2014 operating expenses of $54.0 million.

About Salem Media Group, Inc.

Salem Media Group is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 117 local radio stations, with 72 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include RedState.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and HumanEvents.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem’s Eagle Financial Publications provides market analysis and specific investment advice for individual investors from financial commentators Mark Skousen, Nicholas Vardy, Chris Versace, Doug Fabian and Bryan Perry, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other financial websites include EagleDailyInvestor.com and ETFU.com.

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gains or losses on the sale or disposal of assets, changes in estimated fair value of contingent earn-out consideration, net miscellaneous income and expenses and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(Unaudited)
Net broadcast revenue	$48,246	$49,186	$144,144	$144,785
Net digital media revenue	11,503	11,393	35,134	33,683
Net publishing revenue	9,859	6,912	21,311	18,172
Total revenue	69,608	67,491	200,589	196,640
Operating expenses:
Broadcast operating expenses	34,402	35,407	103,563	104,511
Digital media operating expenses	9,018	8,761	27,138	26,528
Publishing operating expenses	8,252	6,966	20,067	17,932
Unallocated operating expenses	3,880	3,697	12,920	11,206
Change in the estimated fair value of contingent earn-out consideration	545	(603)	914	(792)
Depreciation and amortization	4,671	4,466	14,104	13,342
(Gain) loss on the sale or disposal of assets	(7)	(3)	214	156
Total operating expenses	60,761	58,691	178,920	172,883
Net operating income	8,847	8,800	21,669	23,757
Other income (expense):
Interest income	2	3	43	6
Interest expense	(4,139)	(3,900)	(11,986)	(11,578)
Change in the fair value of interest rate swaps	1,046	(1,510)	(1,423)	(2,486)
Loss on early retirement of long-term debt	(18)	—	(26)	(41)
Net miscellaneous income and expense	572	1	652	8
Income from operations before income taxes	6,310	3,394	8,929	9,666
Provision for income taxes	2,567	1,317	3,492	3,771
Net income	$3,743	$2,077	$5,437	$5,895

Basic income per share	$0.14	$0.08	$0.21	$0.23
Diluted income per share	$0.14	$0.08	$0.21	$0.23

Distributions per share	$0.06	$0.07	$0.18	$0.20

Basic weighted average shares outstanding	25,536,397	25,459,962	25,258,025	25,411,862
Diluted weighted average shares outstanding	26,265,957	25,907,651	26,032,789	25,886,087

Other data:
Station operating income	$13,844	$13,779	$40,581	$40,274
Station operating margin	28.7%	28.0%	28.2%	27.8%

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2014	September 30, 2015
		(Unaudited)

Assets
Cash	$33	$186
Trade accounts receivable, net	34,781	36,855
Deferred income taxes	8,153	8,153
Other current assets	11,398	12,021
Property and equipment, net	99,227	103,645
Intangibles assets, net	423,638	428,550
Fair value of interest rate swap	475	—
Deferred financing costs	3,166	2,669
Other assets	2,288	2,813
Total assets	$583,159	$594,892

Liabilities and Stockholders' Equity
Current liabilities	$39,750	$47,413
Long-term debt and capital lease obligations	275,607	272,183
Fair value of interest rate swap	—	2,011
Deferred income taxes	49,109	52,598
Other liabilities	14,699	14,669
Stockholders' equity	203,994	206,018
Total liabilities and stockholders' equity	$583,159	$594,892

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$48,246	$48,705	$143,926	$143,036
Net broadcast revenue – acquisitions	—	481	218	1,749
Total net broadcast revenue	$48,246	$49,186	$144,144	$144,785

Reconciliation of Same Station Net Broadcast Operating Expenses to Total Net Broadcast Operating Expenses
Net broadcast operating expenses – same station	$34,402	$34,861	$103,277	$102,729
Net broadcast operating expenses – acquisitions	—	546	286	1,782
Total net broadcast operating expenses	$34,402	$35,407	$103,563	$104,511

Reconciliation of Same Station Net Broadcast Operating Income (Loss) to Total Net Broadcast Operating Income
Net broadcast operating income – same station	$13,844	$13,844	$40,649	$40,307
Net broadcast operating income (loss) – acquisitions	—	(65)	(68)	(33)
Total net broadcast operating income	$13,844	$13,779	$40,581	$40,274

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of SOI and Digital Media Operating Income and Publishing Operating Income (Loss) to Net Income
Station operating income:	$13,844	$13,779	$40,581	$40,274
Digital media operating income	2,485	2,632	7,996	7,155
Publishing operating income (loss)	1,607	(54)	1,244	240
Less:
Unallocated corporate expenses	(3,880)	(3,697)	(12,920)	(11,206)
Change in the estimated fair value of contingent earn-out consideration	(545)	603	(914)	792
Depreciation and amortization	(4,671)	(4,466)	(14,104)	(13,342)
(Gain) loss on the sale or disposal of assets	7	3	(214)	(156)
Net operating income	$8,847	$8,800	$21,669	$23,757
Plus:
Interest income	2	3	43	6
Less:
Interest expense	(4,139)	(3,900)	(11,986)	(11,578)
Change in the fair value of interest rate swap	1,046	(1,510)	(1,423)	(2,486)
Loss on early retirement of long-term debt	(18)	—	(26)	(41)
Net miscellaneous income and expenses	572	1	652	8
Provision for income taxes	(2,567)	(1,317)	(3,492)	(3,771)
Net income	$3,743	$2,077	$5,437	$5,895

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$14,400	$12,830	$38,177	$37,120
Less:
Stock-based compensation	(344)	(170)	(1,276)	(657)
Loss on early retirement of long-term debt	(18)	—	(26)	(41)
Change in the estimated fair value of contingent earn-out consideration	(545)	603	(914)	792
Net miscellaneous income and expenses	572	1	652	8
(Gain) loss on the sale or disposal of assets	7	3	(214)	(156)
EBITDA	14,072	13,267	36,399	37,066
Plus:
Interest income	2	3	43	6
Less:
Depreciation and amortization	(4,671)	(4,466)	(14,104)	(13,342)
Interest expense	(4,139)	(3,900)	(11,986)	(11,578)
Change in the fair value of interest rate swap	1,046	(1,510)	(1,423)	(2,486)
Provision for income taxes	(2,567)	(1,317)	(3,492)	(3,771)
Net income	$3,743	$2,077	$5,437	$5,895

Salem Media Group, Inc.
Supplemental Information
(in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(Unaudited)
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$14,400	$12,830	$38,177	$37,120
Less:
Cash paid for interest	(4,122)	(3,604)	(10,804)	(10,675)
Cash paid for taxes	(16)	(11)	(254)	(327)
Cash paid for capital expenditures, net (1)	(1,651)	(2,110)	(7,631)	(6,317)
Free Cash Flow	$8,611	$7,105	$19,488	$19,801

(1)

Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements received under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at September 30, 2015	Applicable Interest Rate
Term Loan B (1)	$124,000	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$6,055	3.73%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.